Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Liz Bauer, Senior Vice President

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

THIRD QUARTER 2005 RESULTS

ENGLEWOOD, COLO. (October 25, 2005) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended September 30, 2005.

Third Quarter 2005 Highlights:

•	On October 7, 2005, CSG announced it had reached an agreement to sell its Global Software Services (“GSS”) business to Comverse, Inc., a division of Comverse Technology, Inc., for $251 million in cash, subject to certain adjustments. As a result, the GSS business, as described below, is reflected as discontinued operations in CSG’s results of operations for the periods ended September 30, 2005 and 2004.

•	Results from continuing operations were as follows: total revenues were $96.8 million; operating income was $23.3 million; and income from continuing operations (net of tax) was $14.2 million, or $0.30 per diluted share.

•	Loss from discontinued operations (net of tax) was ($0.7) million, or ($0.02) per diluted share.

•	Net income was $13.5 million, or $0.28 per diluted share.

•	Cash flows from operations for the quarter ended September 30, 2005 were $24.7 million.

•	During the quarter, CSG repurchased 796,000 shares of its common stock for approximately $15 million (weighted-average price of $18.84 per share) under its stock repurchase program.

•	CSG’s customers continue to migrate to its enhanced solutions, CSG Advanced Convergent Platform (ACP) and Kenan FX. To date, approximately 22 million video customer accounts have migrated to ACP and 16 telecommunications providers are live on Kenan FX.

“We executed on all fronts this quarter by continuing to migrate customers to our new billing platform ACP, increasing the penetration of our ancillary products and services and adding new subscribers,” Ed Nafus, chief executive officer and president for CSG Systems International, Inc. said. “To date, we have approximately 22 million subscribers on our ACP solution.”

“In early October, we announced the sale of our GSS Division to Comverse, Inc.,” Nafus added. “When approached about this transaction, we worked closely with our management team and board in determining what would be the best long-term direction for the business. Our Broadband and GSS Divisions did not have extensive synergies as they operated autonomously and had different business models. We believe this divestiture will allow us to intensify our focus on our core competencies in the broadband space and create the greatest long-term value for shareholders.”

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CSG Systems International, Inc.

October 25, 2005

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	Percent Change	2005	2004	Percent Change
Continuing operations:
Total revenues	$96,800	$90,059	7%	$291,803	$269,549	8%
Operating income	23,280	22,247	5%	67,083	72,538	(8%)
Income from continuing operations	14,205	13,029	9%	40,635	36,865	10%
Discontinued operations, net of tax	(703)	3,304	NM	(10,005)	(1,943)	NM
Net income	13,502	16,333	(17%)	30,630	34,922	(12%)
Diluted earnings (loss) per share:
Income from continuing operations	$0.30	$0.26	15%	$0.83	$0.72	15%
Discontinued operations, net of tax	(0.02)	0.06	NM	(0.20)	(0.04)	NM

Net income	$0.28	$0.32	(13%)	$0.63	$0.68	(7%)

Third Quarter 2005 Results

Total revenues from continuing operations for the third quarter of 2005 were $96.8 million, an increase of seven percent, when compared to $90.1 million for the same period in 2004, and down three percent when compared to $99.3 million for the second quarter of 2005. The components of total revenues from continuing operations are as follows: Processing revenues for the third quarter of 2005 were $87.6 million, up eight percent when compared to $80.7 million for the same period last year, and down one percent when compared to $88.7 million for the second quarter of 2005. Processing revenues for the second quarter of 2005 included approximately $2.3 million of one-time, nonrecurring revenues related to contract termination and client bankruptcy settlements. Software, maintenance and services revenues were $9.2 million for the current quarter, a one percent year-over-year decrease, and a decrease of 13 percent when compared to $10.6 million for the second quarter of 2005. The decrease in software, maintenance and services revenues from continuing operations between sequential quarters relates primarily to strong software sales in the second quarter of 2005, when compared to the third quarter of 2005.

Income from continuing operations (net of tax) for the third quarter of 2005 was $14.2 million, or $0.30 per diluted share, up nine percent when compared to $13.0 million, or $0.26 per diluted share, for the third quarter of 2004, and down three percent when compared to $14.7 million, or $0.30 per diluted share for the second quarter of 2005.

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CSG Systems International, Inc.

October 25, 2005

Income (loss) from discontinued operations (net of tax) was ($0.7) million, or ($0.02) per diluted share, for the third quarter of 2005, compared to $3.3 million, or $0.06 per diluted share, for the same period in 2004, and an improvement of 89 percent when compared to ($6.2) million, or ($0.13) per diluted share, for the second quarter of 2005. Net income for the third quarter of 2005 was $13.5 million, or $0.28 per diluted share, down 17 percent when compared to $16.3 million, or $0.32 per diluted share, for the third quarter of 2004, and up 58 percent when compared to $8.5 million, or $0.17 per diluted share for the second quarter of 2005.

Broadband Division (Continuing Operations)

As a result of the sale of the GSS business, CSG’s results of operations from continuing operations consists of the Broadband Services Division and corporate overhead expense related to CSG’s ongoing business, which were as follows for the periods ended September 30, 2005 and 2004 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Total revenues	$96,800	$90,059	$291,803	$269,549
Operating expenses:
Broadband Services Division	62,802	58,797	185,199	166,099
Corporate overhead expense:
Neal Hansen retirement benefits (1)	181	—	8,670	—
Restructuring charges	3	105	9	1,015
All other corporate overhead expense	10,534	8,910	30,842	29,897

Total corporate overhead expense	10,718	9,015	39,521	30,912

Total operating expenses	73,520	67,812	224,720	197,011

Operating income	23,280	22,247	67,083	72,538
Other income (expense), net (2)	(1,085)	(1,727)	(3,593)	(14,481)

Income from continuing operations, before income taxes	22,195	20,520	63,490	58,057
Income tax provision	(7,990)	(7,491)	(22,855)	(21,192)

Income from continuing operations	$14,205	$13,029	$40,635	$36,865

(1)	Corporate overhead expense includes $0.2 million and $8.7 million for the three months and nine months ended September 30, 2005, respectively, for benefits related to the retirement of CSG’s former CEO, Neal Hansen, effective June 30, 2005.

(2)	Other income (expense) includes the write-off of deferred financing costs of $6.6 million during the nine months ended September 30, 2004.

Total domestic customer accounts processed on CSG’s systems as of September 30, 2005 were 44.7 million, compared to 44.4 million as of June 30, 2005. To date, approximately 22 million subscribers have migrated to CSG’s Advanced Convergent Platform. The annualized revenue per processing unit (“ARPU”) for the third quarter of 2005 was $7.86 compared to $8.02 for the second quarter of 2005. The ARPU for the second quarter of 2005 included $0.21 related to the $2.3 million of revenues for the one-time, nonrecurring contract termination and bankruptcy settlements mentioned above.

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CSG Systems International, Inc.

October 25, 2005

After the end of the quarter, CSG signed a new client, Eastlink, a convergent cable operator in Nova Scotia. Eastlink has over 250,000 cable, high-speed data and telephony customers.

Discontinued Operations

On October 7, 2005, CSG announced it had reached an agreement to sell its GSS business to Comverse, Inc., a division of Comverse Technology, Inc., for $251 million in cash, subject to certain adjustments. This transaction is expected to close no later than January 31, 2006. The GSS business to be purchased by Comverse includes: (i) the Kenan FX software and services portfolio acquired from Lucent Technologies in 2002 (previously reported as the GSS Division by CSG); (ii) the ICMS customer care and billing assets acquired from IBM in 2002 (previously reported as part of the Broadband Services Division by CSG); and (iii) certain corporate personnel and functions that directly support the GSS business (previously reported as part of CSG’s corporate overhead expense). These three components are collectively referred to as the “GSS Business”. As a result of this transaction, the GSS Business is reflected as discontinued operations in CSG’s results of operations for the periods ended September 30, 2005 and 2004.

The components of the GSS Business included in discontinued operations are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Total revenues	$44,615	$43,013	$128,236	$123,551
Operating expenses:
GSS Division and ICMS	39,069	38,092	118,917	113,572
Corporate overhead expense	5,346	5,774	17,161	16,473
Restructuring charges	171	(14)	7,009	1,372

Total operating expenses	44,586	43,852	143,087	131,417

Operating income (loss)	29	(839)	(14,851)	(7,866)
Other income (expense), net	1,613	1,711	3,276	1,165

Discontinued operations, before income taxes	1,642	872	(11,575)	(6,701)
Income tax (provision) benefit	(2,345)	2,432	1,570	4,758

Discontinued operations, net of income taxes	$(703)	$3,304	$(10,005)	$(1,943)

The amounts reported as GSS Business assets held for sale and liabilities related to GSS Business assets held for sale in the accompanying September 30, 2005 unaudited Condensed Consolidated Balance Sheet were as follows (in thousands):

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CSG Systems International, Inc.

October 25, 2005

As of September 30, 2005
GSS Business assets held for sale:
Cash, cash equivalents, and short-term investments (3)	$7,400
Trade accounts receivable, net of allowance for doubtful accounts	39,702
Property and equipment, net of depreciation	11,265
Software, net of amortization	14,760
Goodwill	204,963
Other assets	23,010

Total GSS Business assets held for sale	301,100

Liabilities related to GSS Business assets held for sale:
Trade accounts payable	5,739
Accrued employee compensation	14,907
Deferred revenue	37,541
Income taxes payable	4,875
Other liabilities	19,660

Total liabilities related to GSS Business assets held for sale	82,722

Net GSS Business assets held for sale	$218,378

(3)	This represents the targeted amount of cash, cash equivalents and short-term investments that will be transferred as part of the sale of the GSS Business.

Supplemental Data – Continuing Operations (unaudited)

The following information is provided to assist readers in further evaluating CSG’s performance, which are reflected in CSG’s continuing operations (in thousands, except per share amounts):

	Three Months Ended September 30, 2005		Three Months Ended September 30, 2004
	Amount (5)	Per Diluted Share Impact (6)	Amount (5)	Per Diluted Share Impact (6)
Certain non-cash expenses (4):
Depreciation	$2,357	$0.03	$2,615	$0.03
Amortization	3,746	0.05	3,437	0.05
Stock-based employee compensation	3,233	0.04	2,540	0.03

Total	$9,336	$0.12	$8,592	$0.11

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CSG Systems International, Inc.

October 25, 2005

	Nine Months Ended September 30, 2005		Nine Months Ended September 30, 2004
	Amount (5)	Per Diluted Share Impact (6)	Amount (5)	Per Diluted Share Impact (6)
Certain key expense items:
Neal Hansen retirement benefits	$8,670	$0.11	$—	$—
Write-off of deferred financing costs	—	—	6,569	0.08
Restructuring charges	9	0.00	1,015	0.01

Total	$8,679	$0.11	$7,584	$0.09

Certain non-cash expenses (4):
Depreciation	$7,513	$0.10	$7,977	$0.10
Amortization	11,053	0.14	9,861	0.12
Stock-based employee compensation	10,190	0.13	8,493	0.10

Total	$28,756	$0.37	$26,331	$0.32

(4)	These items are calculated in accordance with GAAP, and are reflected as part of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(5)	These items (on a pretax basis) are included in CSG’s determination of income from continuing operations on a GAAP basis.

(6)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s estimated annual effective income tax rate from continuing operations of 36% for the three and nine months ended September 30, 2005, and 36.5% for the three and nine months ended September 30, 2004.

Financial Condition

As of September 30, 2005, CSG had cash, cash equivalents and short-term investments of $161.4 million (which excludes $7.4 million included in the GSS Business assets held for sale). Cash, cash equivalents and short-term investments prior to the designation of the GSS Business as discontinued operations totaled $164.9 million as of June 30, 2005 and $157.5 million as of December 31, 2004. Net billed accounts receivable related to continuing operations (exclusive of amounts related to the GSS Business) were $95.9 million as of September 30, 2005, compared to $90.9 million as of June 30, 2005, and $93.6 million as of December 31, 2004.

In accordance with GAAP, cash flows related to continuing operations have not been segregated from cash flows related to discontinued operations in the accompanying Condensed Consolidated Statements of Cash Flows. Cash flows from operations for the quarter ended September 30, 2005 were $24.7 million, comparable to $24.8 million for the same period in 2004.

Cash flows from operations for the quarter ended June 30, 2005 were $43.3 million, a decrease of $18.6 million sequentially between quarters. The second quarter 2005 cash flows from operations included the impact of a domestic client making payment on certain invoices in the second quarter that had been delayed from the first quarter of 2005. The payment of these invoices, along with the benefits from the contract termination and client bankruptcy settlements mentioned above, contributed approximately $12 million to CSG’s cash flows from operations for the second quarter of 2005.

CSG Systems International, Inc.

October 25, 2005

Stock Repurchase Program

In April 2005, CSG established a Rule 10b5-1 Plan to repurchase shares of CSG common stock on the open market. Any shares repurchased under the Rule 10b5-1 Plan are counted towards the 15 million share limit authorized under the terms of CSG’s stock repurchase program. The Rule 10b5-1 Plan supplements any stock repurchases that CSG may decide to purchase under the existing terms of the stock repurchase program. The maximum quarterly repurchase limitation established under the Plan is $15 million.

During the third quarter of 2005, CSG repurchased 796,000 shares of its common stock at a total purchase price of $15.0 million (a weighted-average price of $18.84 per share). Including these shares, the total shares repurchased under CSG’s stock repurchase program since its inception in August 1999 is 12.5 million shares, at a total repurchase price of $310.6 million (a weighted-average price of $24.88 per share). As of September 30, 2005, the remaining number of shares authorized for repurchase under the program is 2.5 million shares.

Fourth Quarter and Full Year 2005 Financial Guidance

“For the fourth quarter of 2005, we are expecting revenues from continuing operations of between $96 million and $99 million and income from continuing operations per diluted share of between 30 and 31 cents,” Peter Kalan, chief financial officer, said. “We are updating our guidance for full-year 2005 based on our previous nine months’ performance and the fourth quarter guidance above. We now expect revenues from continuing operations to be between $388 million and $391 million and income from continuing operations per diluted share of between $1.13 and $1.14 for 2005.”

“In addition, there are approximately $9.4 million of non-cash items included in our fourth quarter income from continuing operations per diluted share guidance, or approximately 12 cents per diluted share,” Kalan said. “These non-cash items include amortization of approximately $3.8 million, depreciation expense of approximately $2.4 million, and stock-based employee compensation expense of approximately $3.2 million. Our guidance for continuing operations does not include any restructuring charges or expenses associated with the divestiture that may be incurred during the fourth quarter of 2005 as we are not able to estimate them today.”

Conference Call

CSG will host a one-hour conference call on Tuesday, October 25, at 5 p.m. EDT, to discuss CSG’s third quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (NASDAQ: CSGS) is a leader in next-generation billing and customer care solutions for the cable television, direct broadcast satellite, advanced IP services, next generation mobile, and fixed wireline markets. CSG’s unique combination of proven and future-ready solutions, delivered in both outsourced and licensed formats, empowers its clients to deliver unparalleled

CSG Systems International, Inc.

October 25, 2005

customer service, improve operational efficiencies and rapidly bring new revenue-generating products to market. CSG is an S&P Midcap 400 company. For more information, visit CSG’s Web site at www.csgsystems.com.

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) CSG’s ability to continue to perform satisfactorily and maintain good customer relations with its two largest customers, Comcast Corporation and Echostar Communications, which combined represent approximately 40% of CSG’s revenues from continuing operations; 2) the continued acceptance of CSG ACP and its related products and services; 3) CSG’s ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 4) significant forays into new markets, which may prove costly and unprofitable; 5) the degree to which CSG’s expectations of market penetration and consumer acceptance of broadband, wireline and wireless services prove true — and even if realized, CSG’s ability to meet the billing and customer care needs of those markets; 6) client consolidation, which has decreased the number of potential buyers for many of CSG’s products and services; 7) CSG’s ability to renew contracts and sell additional products and services to existing and new clients; 8) CSG’s ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much more risk; and 9) if the sale of the GSS Business to Comverse, as discussed above, is terminated or delayed for any reason, there is a risk that the resulting disruption to the GSS Business could negatively impact the division’s operational and financial performance. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

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CSG Systems International, Inc.

October 25, 2005

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$120,073	$133,551
Short-term investments	41,363	23,927

Total cash, cash equivalents and short-term investments	161,436	157,478
Trade accounts receivable-
Billed, net of allowance of $1,499 and $4,818	95,897	142,056
Unbilled and other	6,911	14,030
Deferred income taxes	10,044	5,336
Income taxes receivable	—	4,064
Other current assets	8,183	11,723
GSS Business assets held for sale	301,100	—

Total current assets	583,571	334,687
Property and equipment, net of depreciation of $77,397 and $87,068	21,010	34,476
Software, net of amortization of $41,009 and $77,086	—	24,695
Goodwill	12,816	218,346
Client contracts, net of amortization of $65,129 and $62,898	45,919	50,427
Deferred income taxes	35,883	39,478
Other assets	6,532	8,298

Total assets	$705,731	$710,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$19,235	$19,497
Trade accounts payable	13,101	22,412
Accrued employee compensation	26,175	31,859
Deferred revenue	12,056	53,250
Income taxes payable	11,485	15,085
Other current liabilities	11,091	19,909
Liabilities related to GSS Business assets held for sale	82,722	—

Total current liabilities	175,865	162,012

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	5,889	6,844
Other non-current liabilities	2,233	3,481

Total non-current liabilities	238,122	240,325

Total liabilities	413,987	402,337

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 48,818,505 shares and 51,016,326 shares outstanding	605	595
Additional paid-in capital	311,160	298,767
Deferred employee compensation	(51)	(1,320)
Treasury stock, at cost, 11,645,090 shares and 8,482,496 shares	(281,977)	(224,008)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	4	(5)
Cumulative translation adjustments	6,732	9,400
Accumulated earnings	255,271	224,641

Total stockholders’ equity	291,744	308,070

Total liabilities and stockholders’ equity	$705,731	$710,407

CSG Systems International, Inc.

October 25, 2005

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Processing and related services	$87,568	$80,748	$259,651	$242,775
Software, maintenance and services	9,232	9,311	32,152	26,774

Total revenues	96,800	90,059	291,803	269,549

Cost of revenues:
Processing and related services	42,669	37,864	126,853	106,296
Software, maintenance and services	7,253	9,598	22,094	26,647

Total cost of revenues	49,922	47,462	148,947	132,943

Gross margin (exclusive of depreciation)	46,878	42,597	142,856	136,606

Operating expenses:
Research and development	9,009	8,392	24,867	23,906
Selling, general and administrative	12,229	9,238	43,384	31,170
Depreciation	2,357	2,615	7,513	7,977
Restructuring charges	3	105	9	1,015

Total operating expenses	23,598	20,350	75,773	64,068

Operating income	23,280	22,247	67,083	72,538

Other income (expense):
Interest expense	(1,887)	(1,972)	(5,766)	(8,329)
Write-off of deferred financing costs	—	—	—	(6,569)
Interest and investment income, net	787	243	2,158	561
Other, net	15	2	15	(144)

Total other	(1,085)	(1,727)	(3,593)	(14,481)

Income from continuing operations before income taxes	22,195	20,520	63,490	58,057
Income tax provision	(7,990)	(7,491)	(22,855)	(21,192)

Income from continuing operations	14,205	13,029	40,635	36,865

Discontinued operations:
Income (loss) from discontinued operations	1,642	872	(11,575)	(6,701)
Income tax (provision) benefit	(2,345)	2,432	1,570	4,758

Discontinued operations, net of tax	(703)	3,304	(10,005)	(1,943)

Net income	$13,502	$16,333	$30,630	$34,922

Basic earnings (loss) per common share:
Income from continuing operations	$0.30	$0.26	$0.85	$0.73
Discontinued operations, net of taxes	(0.01)	0.07	(0.21)	(0.04)

Net income	0.29	0.33	0.64	0.69

Diluted earnings (loss) per common share:
Income from continuing operations	0.30	0.26	0.83	0.72
Discontinued operations, net of taxes	(0.02)	0.06	(0.20)	(0.04)

Net income	$0.28	$0.32	$0.63	$0.68

Weighted-average common shares outstanding:
Basic shares	47,303	49,565	48,166	50,844
Diluted shares	47,983	50,324	48,816	51,558

CSG Systems International, Inc.

October 25, 2005

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2005	September 30, 2004
Cash flows from operating activities:
Net income	$30,630	$34,922
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	11,209	10,688
Amortization	21,405	20,328
Restructuring charge for abandonment of facilities	3,570	654
Gain on short-term investments	(306)	(4)
Write-off of deferred financing costs	—	6,569
Deferred income taxes	1,772	10,927
Tax benefit of stock-based compensation awards	1,138	1,253
Stock-based employee compensation	12,678	11,448
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(1,001)	10,752
Other current and non-current assets	(1,179)	(428)
Arbitration charge payable	—	(25,181)
Income taxes payable/receivable	5,893	29,183
Accounts payable and accrued liabilities	3,384	(9,332)
Deferred revenues	(2,333)	(4,823)

Net cash provided by operating activities	86,860	96,956

Cash flows from investing activities:
Purchases of property and equipment	(9,356)	(5,454)
Purchases of short-term investments	(57,159)	(30,679)
Proceeds from sale of short-term investments	40,038	20,610
Acquisition of and investments in assets	(487)	(699)
Acquisition of and investments in client contracts	(5,508)	(2,254)

Net cash used in investing activities	(32,472)	(18,476)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,170	5,564
Repurchase of common stock	(61,081)	(53,538)
Proceeds from long-term debt	—	230,000
Payments on long-term debt	—	(228,925)
Payments of deferred financing costs	(87)	(8,127)

Net cash used in financing activities	(57,998)	(55,026)

Effect of exchange rate fluctuations on cash	(2,468)	(65)

Net increase (decrease) in cash and cash equivalents	(6,078)	23,389
Cash and cash equivalents, beginning of period	133,551	100,397

Cash and cash equivalents, end of period	$127,473	$123,786

Cash and cash equivalents, end of period, classified as follows:
Continuing operations	$120,073	$123,786
GSS Business assets held for sale	7,400	—

Total cash and cash equivalents, end of period	$127,473	$123,786

Supplemental disclosures of cash flow information:
Cash paid (received) during the period for-
Interest	$3,195	$5,059
Income taxes	15,491	(24,537)